Exhibit 4.4

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY, OR BY ANY SUCH NOMINEE OF THE DEPOSITORY, OR BY THE DEPOSITORY OR NOMINEE OF SUCH SUCCESSOR DEPOSITORY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITORY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE.

No. 1	CUSIP No.: 88947E AP5

4.000% Senior Notes due 2018

TOLL BROTHERS FINANCE CORP.

a Delaware corporation

promises to pay to CEDE & CO.

or registered assigns the principal sum of THREE HUNDRED FIFTY MILLION DOLLARS ($350,000,000) on December 31, 2018

4.000% Senior Notes due 2018

Interest Payment Dates: June 30 and December 31

Record Dates: June 15 and December 15

Authenticated: November 21, 2013

TOLL BROTHERS FINANCE CORP.

[Seal]

By
Name:	Douglas C. Yearley, Jr.
Title:	Chief Executive Officer

By
Name:	Martin P. Connor
Title:	Senior Vice President and Chief Financial Officer

By
Name:	Joseph R. Sicree
Title:	Senior Vice President and Chief Accounting Officer

[Signature Page to 2018 Global Note]

THE BANK OF NEW YORK MELLON, as Trustee, certifies that this is one of the Securities referred to in the within mentioned Indenture.

By:
Authorized Signatory

Dated: November 21, 2013

[Signature Page to 2018 Global Note]

TOLL BROTHERS FINANCE CORP.

4.000% SENIOR NOTES DUE 2018

1. Interest.

TOLL BROTHERS FINANCE CORP. (the “Issuer”), a Delaware corporation, promises to pay interest on the principal amount of this Security at the rate per annum shown above. The Issuer will pay interest semiannually on June 30 and December 31 of each year, commencing on June 30, 2014, until the principal is paid or made available for payment. Interest on the Securities will accrue from the most recent date to which interest has been paid or duly provided for or, if no interest has been paid, from November 21, 2013, provided that, if there is no existing Default in the payment of interest and if this Security is authenticated between a Record Date referred to on the face hereof and the next succeeding interest payment date, interest shall accrue from such interest payment date. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

2. Method of Payment.

The Issuer will pay interest on the Securities (except defaulted interest, if any, which will be paid on such special payment date to Holders of record on such special Record Date as may be fixed by the Issuer) to the Persons who are registered Holders of Securities at the close of business on June 15 or December 15, as the case may be, preceding such interest payment date (capitalized terms not defined herein have the meanings given to those terms in the Indenture or the Authorizing Resolution pertaining to the Securities of the Series of which this Security is a part, as applicable). Holders must surrender Securities to a Paying Agent to collect principal payments. The Issuer will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts.

3. Paying Agent and Registrar.

Initially, The Bank of New York Mellon (the “Trustee”) will act as Paying Agent and Registrar. The Issuer may change or appoint any Paying Agent, Registrar or co-Registrar without notice. Toll Brothers, Inc. (the “Company”) or any of its Subsidiaries or any of their Affiliates may act as Paying Agent, Registrar or co-Registrar.

4. Indenture.

The Issuer issued the Securities under an Indenture dated as of February 7, 2012 (the “Indenture”), among the Issuer, the Company, the other Guarantors and the Trustee. The terms of the Securities and the Guarantee include those stated in the Indenture (including those terms set forth in the Authorizing Resolution or supplemental indenture pertaining to the Securities of the Series of which this Security is a part) and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (the “TIA”) as in effect on the date of the Indenture. The Securities and the Guarantee are subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of them.

The Issuer will furnish to any Holder upon written request and without charge a copy of the Indenture and the applicable Authorizing Resolution or supplemental indenture. Requests may be made to: Toll Brothers Finance Corp., c/o Toll Brothers, Inc., 250 Gibraltar Road, Horsham, Pennsylvania 19044, Attention: Chief Financial Officer.

5. Optional Redemption.

Prior to November 30, 2018, the Issuer may, at its option, redeem the Securities in whole at any time, or in part from time to time, by providing at least 30 but not more than 60 days’ prior notice thereof, at a redemption price equal to the greater of:

•	100% of the principal amount of the Securities being redeemed; and

•	the present value of the Remaining Scheduled Payments on the Securities being redeemed on the redemption date, discounted to the date of redemption, on a semiannual basis, at the Treasury Rate plus 50 basis points (0.50%).

The Issuer will also pay accrued and unpaid interest on the Securities being redeemed to the date of redemption.

On or after November 30, 2018, the Issuer may, at its option, redeem the Securities in whole at any time, or in part from time to time, at a redemption price equal to 100% of the principal amount of the Securities being redeemed, plus accrued and unpaid interest on the principal amount of the Securities being redeemed to the redemption date.

In determining the redemption price and accrued and unpaid interest, interest will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

If money sufficient to pay the redemption price of and accrued and unpaid interest on the Securities to be redeemed is deposited with the Trustee on or before the redemption date, on and after the redemption date interest will cease to accrue on the Securities (or such portions thereof) called for redemption and such Securities (or such portions thereof) will cease to be outstanding.

If less than all the Securities are to be redeemed, the Trustee shall select the Securities to be redeemed, if the Securities are listed on a national securities exchange, in accordance with the rules of such exchange, or if the Securities are not so listed, on either a pro rata basis or by lot or by such method as the Trustee shall deem fair and appropriate. The Trustee shall make the selection from Securities outstanding and not previously called for redemption. Securities in denominations of $2,000 may only be redeemed in whole. The Trustee may select for redemption portions (equal to $2,000 or any integral multiple of $1,000 thereof) of the principal of Securities that have denominations larger than $2,000. Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder whose Securities are to be redeemed at the registered address of such Holder. On and after the redemption dates, interest ceases to accrue on the Securities or portions thereof called for redemption, provided that if the Issuer shall default in the payment of such Securities at the redemption price together with accrued and unpaid interest, interest shall continue to accrue at the rate borne by the Securities.

6. Special Mandatory Redemption.

The Securities will be subject to a special mandatory redemption (a “Special Mandatory Redemption”) in the event that (i) the purchase agreement, dated November 6, 2013, pursuant to which the Company has agreed to acquire all of the equity interests in Shapell Industries, Inc. (the “Acquisition”), is terminated on any date prior to May 31, 2014, (ii) the Company publicly announces on any date prior to May 31, 2014 that the Acquisition will not be pursued or (iii) the Acquisition is not consummated prior to May 31, 2014 (the earliest of any such date, a “Trigger Date”). In that event, the Issuer will cause a notice of Special Mandatory Redemption to be mailed to each Holder of the Securities at its registered address and to the Trustee promptly, but in any event not later than five Business Days after the Trigger Date, and will redeem the Securities on the date specified in the notice of Special Mandatory Redemption (which shall be no later than five Business Days following the date of such notice). The aggregate redemption price for any Special Mandatory Redemption will be equal to 100% of the aggregate principal amount of the Securities, together with accrued interest on the Securities from November 21, 2013 up to, but not including, the date of the Special Mandatory Redemption.

7. Denominations, Transfer, Exchange.

The Securities are in registered form only without coupons in denominations of $2,000 and integral multiples of $1,000 thereof. A Holder may transfer or exchange Securities by presentation of such Securities to the Registrar or a co-Registrar with a request to register the transfer or to exchange them for an equal principal amount of Securities of other denominations. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not transfer or exchange any Security selected for redemption, except the unredeemed part thereof if the Security is redeemed in part, or transfer or exchange any Securities for a period of 15 days before a selection of Securities to be redeemed.

8. Persons Deemed Owners.

The registered Holder of this Security shall be treated as the owner of it for all purposes.

9. Unclaimed Money.

If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent will pay the money back to the Issuer at its request. After that, Holders entitled to the money must look to the Issuer for payment unless an abandoned property law designates another Person.

10. Amendment, Supplement, Waiver.

Subject to certain exceptions, the Indenture, the Guarantee or the Securities may be amended or supplemented by the Issuer with the consent of the Holders of at least a majority in principal amount of the outstanding Securities and any past default or compliance with any provision relating to the Securities may be waived in a particular instance with the consent of the Holders of a majority in principal amount of the outstanding Securities. Without the consent of any Holder, the Issuer may amend or supplement the Indenture, the Guarantee or the Securities to cure any ambiguity, omission, defect or inconsistency (provided such action does not adversely affect the rights of the Holders), to evidence the succession of another Person to the Issuer or any Guarantor, to add covenants of the Issuer or of the Guarantors under Article Four of the Indenture for the benefit of the Holders or to surrender rights or powers conferred upon the Issuer or the Guarantors by the Indenture, to add Events of Default for the benefit of the Holders, to change or eliminate any provisions of the Indenture (provided such change or elimination shall become effective only when none of the Securities are outstanding), to add Guarantors, to provide for the acceptance of appointment by a successor Trustee or facilitate the administration of the trusts under the Indenture by more than one Trustee, to close the Indenture as to authentication and delivery of additional Securities, to supplement Indenture provisions to permit or facilitate defeasance and discharge of the Securities (provided such action does not adversely affect the rights of the Holders), to provide that specific Indenture provisions shall not apply to an unissued Series of Securities, to provide for uncertificated Securities in addition to or in place of certificated Securities, to create a Series and establish its terms, to remove a Guarantor, other than the Company, which, in accordance with the terms of the Indenture, ceases to be liable in respect of the Guarantee, or to make any other change (provided such action does not adversely affect the rights of any Holder).

11. Trustee Dealings with the Company.

The Bank of New York Mellon, the Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not Trustee.

12. Discharge of Indenture.

The Indenture contains certain provisions pertaining to defeasance, which provisions shall for all purposes have the same effect as if set forth herein.

13. No Recourse against Others.

A director, officer, employee or stockholder, as such, of the Issuer shall not have any liability for any obligations of the Issuer under the Securities or the Indenture or for any claim based on, in respect of or by reason of, such obligations or their creation. Each Holder by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

14. Authentication.

This Security shall not be valid until the Trustee signs the certificate of authentication on the other side of this Security.

15. Governing Law.

This Security shall be governed by and construed in accordance with the laws of the State of New York.

16. Abbreviations.

Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= custodian) and U/G/M/A (= Uniform Gifts to Minors Act).

ASSIGNMENT FORM

If you, the Holder, want to assign this Security, fill in the form below:

I or we assign and transfer this Security to

(Insert assignee’s social security or tax ID number)

(Print or type assignee’s name, address, and zip code)

and irrevocably appoint agent to transfer this Security on the books of the Issuer. The agent may substitute another to act for him.

Date:	Your signature: (Sign exactly as your name appears on the other side of this Security)

SIGNATURE GUARANTEE

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

GUARANTEE

The Guarantors listed on Schedule I attached hereto (the “Guarantors”) have unconditionally guaranteed, jointly and severally on a senior basis (such guarantee by each Guarantor being referred to herein as the “Guarantee”), (i) the due and punctual payment of the principal of and interest on the Securities, whether at maturity, by acceleration or otherwise, the due and punctual payment of interest on the overdue principal and interest, if any, on the Securities, to the extent lawful, and the due and punctual performance of all other obligations of the Issuer to the Holders or the Trustee all in accordance with the terms set forth in Article Nine of the Indenture and (ii) in case of any extension of time of payment or renewal of any Securities or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. No past, present or future stockholder, partner, member, officer, director, manager, general partner, employee or incorporator, as such, of any of the Guarantors shall have any liability under the Guarantee by reason of such Person’s status as stockholder, partner, member, officer, director, manager, general partner, employee or incorporator. Each Holder of a Security by accepting a Security waives and releases all such liability. This waiver and release are part of the consideration for the issuance of the Guarantee. Each Holder of a Security by accepting a Security agrees that any Guarantor other than Toll Brothers, Inc. shall have no further liability with respect to its Guarantee if such Guarantor otherwise ceases to be liable in respect of its Guarantee in accordance with the terms of the Indenture.

The Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Securities upon which the Guarantee is noted shall have been executed by the Trustee under the Indenture by the manual signature of one of its authorized officers.

TOLL BROTHERS, INC.

By:
Name:	Martin P. Connor
Title:	Senior Vice President and
Chief Financial Officer

THE GUARANTORS LISTED ON SCHEDULE I, ATTACHED HERETO

By:
Name:	Martin P. Connor
Title:	Authorized Signatory

Attest:
Name:	Joseph R. Sicree
Title:	Senior Vice President and Assistant Secretary

[Signature Page to 2018 Global Note Guarantee]

SCHEDULE I

The Guarantors

110-112 Third Ave. GC II LLC (NY)

110-112 Third Ave. GC LLC (NY)

110-112 Third Ave. Realty Corp. (NY)

126-142 Morgan Street Urban Renewal LLC (NJ)

134 Bay Street LLC (DE)

1450 Washington LLC (NJ)

1500 Garden St. LLC (NJ)

2301 Fallston Road LLC (MD)

5-01 — 5-17 48th Avenue GC II LLC (NY)

5-01 — 5-17 48th Avenue GC LLC (NY)

5-01 — 5-17 48th Avenue II LLC (NY)

5-01 — 5-17 48th Avenue LLC (NY)

51 N. 8th Street GC II LLC (NY)

51 N. 8th Street GC LLC (NY)

51 N. 8th Street I LLC (NY)

51 N. 8th Street L.P. (NY)

700 Grove Street Urban Renewal, LLC (NJ)

89 Park Avenue LLC (NY)

Amwell Chase, Inc. (DE)

Arbor Hills Development LLC (MI)

Arthur’s Woods, LLC (MD)

Ashford Land Company, L.P. (DE)

Audubon Ridge, L.P. (PA)

Belmont Country Club I LLC (VA)

Belmont Country Club II LLC (VA)

Belmont Land, L.P. (VA)

Binks Estates Limited Partnership (FL)

Block 255 LLC (NJ)

Blue Bell Country Club, L.P. (PA)

Brier Creek Country Club I LLC (NC)

Brier Creek Country Club II LLC (NC)

Broad Run Associates, L.P. (PA)

C.B.A.Z. Construction Company LLC (AZ)

C.B.A.Z. Holding Company LLC (DE)

CC Estates Limited Partnership (MA)

Cold Spring Hunt, L.P. (PA)

Coleman-Toll Limited Partnership (NV)

Component Systems I LLC (DE)

Component Systems II LLC (DE)

CWG Construction Company LLC (NJ)

Dominion Country Club, L.P. (VA)

Dominion Valley Country Club I LLC (VA)

Dominion Valley Country Club II LLC (VA)

ESE Consultants, Inc. (DE)

Estates at Princeton Junction, L.P. (NJ)

Estates at Rivers Edge, L.P. (NJ)

Fairfax Investment, L.P. (VA)

Fairway Valley, Inc. (DE)

Farmwell Hunt, L.P. (VA)

First Brandywine Investment Corp. II (DE)

First Brandywine Investment Corp. IV (DE)

First Brandywine LLC I (DE)

First Brandywine LLC II (DE)

First Brandywine LLC III (DE)

First Brandywine LLC IV (DE)

First Brandywine Partners, L.P. (DE)

First Huntingdon Finance Corp. (DE)

Franklin Farms G.P., Inc. (DE)

Frenchman’s Reserve Realty, LLC (FL)

Golf I Country Club Estates at Moorpark LLC (CA)

Golf II Country Club Estates at Moorpark LLC (CA)

Goshen Road Land Company LLC (PA)

Great Falls Hunt, L.P. (VA)

Greens at Waynesborough, L.P. (PA)

Greenwich Chase, L.P. (NJ)

Hatboro Road Associates LLC (PA)

Hawthorn Woods Country Club II LLC (IL)

Hoboken Cove LLC (NJ)

Hoboken Land I LLC (DE)

Hoboken Land LP (NJ)

Hockessin Chase, L.P. (DE)

HQZ Acquisitions, Inc. (MI)

Huckins Farm Limited Partnership (MA)

Jacksonville TBI Realty LLC (FL)

Laurel Creek, L.P. (NJ)

Lighthouse Point Land Company, LLC (FL)

Liseter Land Company LLC (PA)

Liseter, LLC (DE)

Long Meadows TBI, LLC (MD)

Longmeadow Properties LLC (MD)

Loudoun Valley Associates, L.P. (VA)

MA Limited Land Corporation (DE)

Martinsburg Ventures, L.L.C. (VA)

Mizner Realty, L.L.C. (FL)

Morgan Street JV LLC (DE)

Naples TBI Realty, LLC (FL)

NC Country Club Estates Limited

Partnership (NC)

Orlando TBI Realty LLC (FL)

Paramount Village LLC (CA)

Phillips Drive LLC (MD)

Prince William Land I LLC (VA)

Prince William Land II LLC (VA)

PT Maxwell Holdings, LLC (NJ)

PT Maxwell, L.L.C. (NJ)

Regency at Denville LLC (NJ)

Regency at Dominion Valley LLC (VA)

Regency at Long Valley I LLC (NJ)

Regency at Long Valley II LLC (NJ)

Regency at Mansfield I LLC (NJ)

Regency at Mansfield II LLC (NJ)

Regency at Washington I LLC (NJ)

Regency at Washington II LLC (NJ)

SH Homes Corporation (MI)

SI Investment Corporation (MI)

Silverman-Toll Limited Partnership (MI)

Sorrento at Dublin Ranch I LP (CA)

Sorrento at Dublin Ranch III LP (CA)

South Riding Amberlea LP (VA)

South Riding Partners Amberlea LP (VA)

South Riding Partners, L.P. (VA)

South Riding Realty LLC (VA)

South Riding, L.P. (VA)

Southport Landing Limited Partnership (CT)

Springton Pointe, L.P. (PA)

SR Amberlea LLC (VA)

SRLP II LLC (VA)

Stone Mill Estates, L.P. (PA)

Swedesford Chase, L.P. (PA)

Tampa TBI Realty LLC (FL)

TB Kent Partners LLC (DE)

TB Proprietary Corp. (DE)

TBI/Naples Limited Partnership (FL)

TBI/Palm Beach Limited Partnership (FL)

Tenby Hunt, Inc. (DE)

The Bird Estate Limited Partnership (MA)

The Regency Golf Club I LLC (VA)

The Regency Golf Club II LLC (VA)

The Ridges at Belmont Country Club I LLC (VA)

The Ridges at Belmont Country Club II LLC (VA)

The Silverman Building Companies, Inc. (MI)

Toll Architecture I, P.A. (DE)

Toll Architecture, Inc. (DE)

Toll at Brier Creek Limited Partnership (NC)

Toll at Honey Creek Limited Partnership (MI)

Toll at Westlake, L.P. (NJ)

Toll at Whippoorwill, L.P. (NY)

Toll Austin TX LLC (TX)

Toll AZ GP Corp. (DE)

Toll BBC II LLC (TX)

Toll BBC LLC (TX)

Toll Brooklyn L.P. (NY)

Toll Bros. of Arizona, Inc. (AZ)

Toll Bros. of North Carolina II, Inc. (NC)

Toll Bros. of North Carolina III, Inc. (NC)

Toll Bros. of North Carolina, Inc. (NC)

Toll Bros., Inc. (DE)

Toll Bros., Inc. (PA)

Toll Bros., Inc. (TX)

Toll Brothers AZ Construction Company (AZ)

Toll Brothers AZ Limited Partnership (AZ)

Toll Brothers Real Estate, Inc. (PA)

Toll Brothers, Inc. (DE)

Toll Buckeye Corp. (DE)

Toll CA GP Corp. (CA)

Toll CA I LLC (CA)

Toll CA II, L.P. (CA)

Toll CA III, L.P. (CA)

Toll CA IV, L.P. (CA)

Toll CA IX, L.P. (CA)

Toll CA Note II LLC (CA)

Toll CA V, L.P. (CA)

Toll CA VI, L.P. (CA)

Toll CA VII, L.P. (CA)

Toll CA VIII, L.P. (CA)

Toll CA X, L.P. (CA)

Toll CA XI, L.P. (CA)

Toll CA XII, L.P. (CA)

Toll CA XIX, L.P. (CA)

Toll CA, L.P. (CA)

Toll Cedar Hunt LLC (VA)

Toll Centennial Corp. (DE)

Toll CO GP Corp. (CO)

Toll CO I LLC (CO)

Toll CO II, L.P. (CO)

Toll CO, L.P. (CO)

Toll Corners LLC (DE)

Toll Corp. (DE)

Toll CT II Limited Partnership (CT)

Toll CT III Limited Partnership (CT)

Toll CT IV Limited Partnership (CT)

Toll CT Limited Partnership (CT)

Toll Dallas TX LLC (TX)

Toll DE II LP (DE)

Toll DE LP (DE)

Toll Development Company, Inc. (MI)

Toll Diamond Corp. (DE)

Toll EB, LLC (DE)

Toll Equipment, L.L.C. (DE)

Toll Estero Limited Partnership (FL)

Toll First Avenue LLC (NY)

Toll FL GP Corp. (FL)

Toll FL I, LLC (FL)

Toll FL II Limited Partnership (FL)

Toll FL III Limited Partnership (FL)

Toll FL IV Limited Partnership (FL)

Toll FL IV LLC (FL)

Toll FL Limited Partnership (FL)

Toll FL V Limited Partnership (FL)

Toll FL V LLC (FL)

Toll FL VI Limited Partnership (FL)

Toll FL VII Limited Partnership (FL)

Toll FL VIII Limited Partnership (FL)

Toll FL X Limited Partnership (FL)

Toll Ft. Myers Limited Partnership (FL)

Toll GA GP Corp. (GA)

Toll GA LP (GA)

Toll Glastonbury LLC (CT)

Toll Golden Corp. (DE)

Toll Granite Corp. (DE)

Toll Grove LP (NJ)

Toll Henderson LLC (NV)

Toll Hoboken LLC (DE)

Toll Holdings, Inc. (DE)

Toll Houston TX LLC (TX)

Toll Hudson LP (NJ)

Toll IL GP Corp. (IL)

Toll IL HWCC, L.P. (IL)

Toll IL II, L.P. (IL)

Toll IL III, L.P. (IL)

Toll IL IV, L.P. (IL)

Toll IL WSB, L.P. (IL)

Toll IL, L.P. (IL)

Toll IN LLC (IN)

Toll Jacksonville Limited Partnership (FL)

Toll Jupiter LLC (FL)

Toll Land Corp. No. 10 (DE)

Toll Land Corp. No. 6 (PA)

Toll Land Corp. No. 20 (DE)

Toll Land Corp. No. 43 (DE)

Toll Land Corp. No. 50 (DE)

Toll Land IV Limited Partnership (NJ)

Toll Land IX Limited Partnership (VA)

Toll Land V Limited Partnership (NY)

Toll Land VI Limited Partnership (NY)

Toll Land VII LLC (NY)

Toll Land X Limited Partnership (VA)

Toll Land XI Limited Partnership (NJ)

Toll Land XIV Limited Partnership (NY)

Toll Land XIX Limited Partnership (CA)

Toll Land XV Limited Partnership (VA)

Toll Land XVI Limited Partnership (NJ)

Toll Land XVIII Limited Partnership (CT)

Toll Land XX Limited Partnership (CA)

Toll Land XXI Limited Partnership (VA)

Toll Land XXII Limited Partnership (CA)

Toll Land XXIII Limited Partnership (CA)

Toll Land XXV Limited Partnership (NJ)

Toll Land XXVI Limited Partnership (OH)

Toll Lexington LLC (NY)

Toll Livingston at Naples Limited Partnership (FL)

Toll MA I LLC (MA)

Toll MA II LLC (MA)

Toll MA III LLC (MA)

Toll MA IV LLC (MA)

Toll MA Land Limited Partnership (MA)

Toll MD AF Limited Partnership (MD)

Toll MD Builder Corp. (MD)

Toll MD Builder I, L.P. (MD)

Toll MD I, L.L.C. (MD)

Toll MD II Limited Partnership (MD)

Toll MD II LLC (MD)

Toll MD III Limited Partnership (MD)

Toll MD III LLC (MD)

Toll MD IV Limited Partnership (MD)

Toll MD IV LLC (MD)

Toll MD IX Limited Partnership (MD)

Toll MD Limited Partnership (MD)

Toll MD V Limited Partnership (MD)

Toll MD VI Limited Partnership (MD)

Toll MD VII Limited Partnership (MD)

Toll MD VIII Limited Partnership (MD)

Toll MD X Limited Partnership (MD)

Toll MD XI Limited Partnership (MD)

Toll MI GP Corp. (MI)

Toll MI II Limited Partnership (MI)

Toll MI III Limited Partnership (MI)

Toll MI IV Limited Partnership (MI)

Toll MI Limited Partnership (MI)

Toll MI V Limited Partnership (MI)

Toll Mid-Atlantic LP Company, Inc. (DE)

Toll Mid-Atlantic Note Company, Inc. (DE)

Toll Midwest LLC (DE)

Toll Midwest Note Company, Inc. (DE)

Toll MN GP Corp. (MN)

Toll MN II, L.P. (MN)

Toll MN, L.P. (MN)

Toll Morgan Street LLC (DE)

Toll Naval Associates (PA)

Toll NC GP Corp. (NC)

Toll NC I LLC (NC)

Toll NC II LP (NC)

Toll NC III LP (NC)

Toll NC IV LLC (NC)

Toll NC Note II LLC (NC)

Toll NC Note LLC (NC)

Toll NC, L.P. (NC)

Toll NH GP Corp. (NH)

Toll NH Limited Partnership (NH)

Toll NJ Builder I, L.P. (NJ)

Toll NJ I, L.L.C. (NJ)

Toll NJ II, L.L.C. (NJ)

Toll NJ II, L.P. (NJ)

Toll NJ III, L.P. (NJ)

Toll NJ III, LLC (NJ)

Toll NJ IV, L.P. (NJ)

Toll NJ V, L.P. (NJ)

Toll NJ VI, L.P. (NJ)

Toll NJ VII, L.P. (NJ)

Toll NJ VIII, L.P. (NJ)

Toll NJ XI, L.P. (NJ)

Toll NJ, L.P. (NJ)

Toll NJX-I Corp. (DE)

Toll North LV LLC (NV)

Toll North Reno LLC (NV)

Toll Northeast LP Company, Inc. (DE)

Toll Northeast Note Company, Inc. (DE)

Toll Northeast Services, Inc. (DE)

Toll Northville Limited Partnership (MI)

Toll NV GP Corp. (NV)

Toll NV Holdings LLC (NV)

Toll NV Limited Partnership (NV)

Toll NY II LLC (NY)

Toll NY III L.P. (NY)

Toll NY IV L.P. (NY)

Toll NY L.P. (NY)

Toll OH GP Corp. (OH)

Toll Orlando Limited Partnership (FL)

Toll PA Builder Corp. (PA)

Toll PA GP Corp. (PA)

Toll PA II GP Corp. (PA)

Toll PA II, L.P. (PA)

Toll PA III GP Corp. (PA)

Toll PA III, L.P. (PA)

Toll PA IV, L.P.(PA)

Toll PA IX, L.P.(PA)

Toll PA V, L.P.(PA)

Toll PA VI, L.P.(PA)

Toll PA VIII, L.P. (PA)

Toll PA X, L.P.(PA)

Toll PA XI, L.P.(PA)

Toll PA XII, L.P. (PA)

Toll PA XIII, L.P. (PA)

Toll PA XIV, L.P. (PA)

Toll PA XV, L.P. (PA)

Toll PA, L.P. (PA)

Toll Palmetto Corp. (DE)

Toll Peppertree, Inc. (NY)

Toll Realty Holdings Corp. I (DE)

Toll Realty Holdings Corp. II (DE)

Toll Realty Holdings LP (DE)

Toll Realty L.L.C. (FL)

Toll RI GP Corp. (RI)

Toll RI II, L.P. (RI)

Toll RI, L.P. (RI)

Toll San Antonio TX LLC (TX)

Toll SC GP Corp. (SC)

Toll SC II, L.P. (SC)

Toll SC III, L.P. (SC)

Toll SC IV, L.P. (SC)

Toll SC, L.P. (SC)

Toll South LV LLC (NV)

Toll South Reno LLC (NV)

Toll Southeast LP Company, Inc. (DE)

Toll Southeast Note Company, Inc. (DE)

Toll Southwest LLC (DE)

Toll Southwest Note Company, Inc. (DE)

Toll Stonebrae LP (CA)

Toll Stratford LLC (VA)

Toll SW Holding I Corp. (NV)

Toll SW Holding LLC (NV)

Toll TN GP Corp. (TN)

Toll TX GP Corp. (DE)

Toll TX Note LLC (TX)

Toll VA GP Corp. (DE)

Toll VA II, L.P. (VA)

Toll VA III L.L.C. (VA)

Toll VA III, L.P. (VA)

Toll VA IV, L.P. (VA)

Toll VA L.L.C. (DE)

Toll VA Member Two, Inc. (DE)

Toll VA V, L.P. (VA)

Toll VA VI, L.P. (VA)

Toll VA VII, L.P. (VA)

Toll VA, L.P. (VA)

Toll Van Wyck, LLC (NY)

Toll Vanderbilt I LLC (RI)

Toll Vanderbilt II LLC (RI)

Toll WA GP Corp. (WA)

Toll WA LP (WA)

Toll West Coast LLC (DE)

Toll WestCoast Note Company, Inc. (DE)

Toll WV GP Corp. (WV)

Toll WV LP (WV)

Toll YL II, L.P. (CA)

Toll YL, Inc. (CA)

Toll YL, L.P. (CA)

Toll-Dublin, L.P. (CA)

Toll-Dublin, LLC (CA)

Vanderbilt Capital LLC (RI)

Village Partners, L.P. (PA)

Virginia Construction Co. I, LLC (VA)

Virginia Construction Co. II, LLC (VA)

West Amwell Limited Partnership (NJ)

Wilson Concord, L.P. (TN)